Exhibit 99.8

COLLATERAL ASSIGNMENT

                    COLLATERAL ASSIGNMENT made as of this 21 day of December 2007 (“Collateral Assignment”) by VERSO TECHNOLOGIES, INC., a Minnesota corporation (“Verso”), VERSO BACKHAUL SOLUTIONS, INC., a Georgia corporation (“Backhaul” and together with Verso, the “Assignors” and each an “Assignor”), to LAURUS MASTER FUND, LTD (“Assignee”).

                    FOR VALUE RECEIVED, and as collateral security for all debts, liabilities and obligations of each Assignor to Assignee, now existing or hereafter arising under that certain Security Agreement dated as of September 20, 2006 (as amended, modified, restated or supplemented from time to time, the “Security Agreement”) among the Assignors, the Eligible Subsidiaries (as defined in the Security Agreement) and Assignee and the Ancillary Agreements (as defined in the Security Agreement), as such Security Agreement and Ancillary Agreements have been assigned in part by Assignee to Valens U.S. SPV I, LLC and Valens Offshore SPV II, Corp. (together, “Valens”) pursuant to that certain Assignment of Loans, Liens and Documents dated as of December 21, 2007 between Assignee and Valens, each Assignor hereby assigns, transfers and sets over unto Assignee, its successors and assigns, all of its rights, but not its obligations, under that certain (i) Asset Purchase Agreement dated as of December 20, 2007 among Assignors and NMS Communications Corp. (“Seller”) and the Assignors, (ii) the Transition Services Agreement dated as of December 20, 2007 among Backhaul and Seller, and (iii) all of the agreements and documents by which assets or rights of the Seller are transferred to either or both Assignors (as each may be amended, modified, restated or supplemented from time to time, collectively, the “Acquisition Agreement”), including, without limitation, all indemnity rights and all moneys and claims for moneys due and/or to become due to either Assignor under the Acquisition Agreement and all documents entered into in connection therewith (the “Agreements”).

                    Each Assignor hereby (a) specifically authorizes and directs Seller, upon notice to Seller by Assignee, to make all payments due to either or both Assignors under or arising under the Agreements directly to Assignee and (b) irrevocably authorizes and empowers Assignee (i) to ask, demand, receive, receipt and give acquittance for any and all amounts which may be or become due or payable, or remain unpaid at any time and times to either or both Assignors by Seller under and pursuant to the Agreements, (ii) to endorse any checks, drafts or other orders for the payment of money payable to either or both Assignors in payment thereof, and (iii) in Assignee’s discretion to file any claims or take any action or institute any proceeding, either in its own name or in the name of either or both Assignors or otherwise, which Assignee may deem necessary or advisable to effectuate the foregoing. It is expressly understood and agreed, however, that Assignee shall not be required or obligated in any manner to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any other action to collect or enforce the payment of any amounts which may have been assigned to Assignee or to which Assignee may be entitled hereunder at any time or times.

                    Seller is hereby authorized to recognize Assignee’s claims to rights hereunder without investigating any reason for any action taken by Assignee or the validity or the amount of the obligations or existence of any default, or the application to be made by Assignee of any of the amounts to be paid to Assignee. Checks for all or any part of the sums payable under this Assignment shall be drawn to the sole and exclusive order of Assignee. Upon payment by Seller to Assignee of any amounts due to either or both Assignors under or arising under the Agreements, the obligations of Seller to either or both Assignors with respect to such amounts shall be deemed paid in full.

                    Without first obtaining the written consent of Assignee, each Assignor and/or Seller shall not amend or modify the Agreements.

                    In the event either or both Assignors declines to exercise any rights under the Agreements, Assignee shall have the right to enforce any and all such rights of such Assignor(s) directly against Seller.

                    Assignee hereby consents to the consummation of the transaction set forth in the Acquisition Agreement.

                    This Collateral Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

                    IN WITNESS WHEREOF, each Assignor has duly executed this Collateral Assignment the day and year first above written.

VERSO TECHNOLOGIES, INC.

By:	/s/ Martin D. Kidder

Name: Martin D. Kidder
Title: CFO

VERSO BACKHAUL SOLUTIONS, INC.

By:	/s/ Martin D. Kidder

Name: Martin D. Kidder
Title: President

Seller hereby consents and
agrees to the provisions of this
Collateral Assignment as of this
__ day of December, 2007.

NMS COMMUNICATIONS CORP.

By:	/s/ Robert Schechter

Name: Robert Schechter
Title: CEO/President

SIGNATURE PAGE TO
COLLATERAL ASSIGNMENT

Laurus hereby consents and
agrees to the provisions of this
Collateral Assignment as of this
__ day of December, 2007.

LAURUS MASTER FUND, LTD.

By:	Laurus Capital Management, LLC,
its investment manager

By:

Name:

Title:

SIGNATURE PAGE TO
COLLATERAL ASSIGNMENT